SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549
                                 CURRENT  REPORT

                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934
                          DATE  OF  EARLIEST  REPORT
                                September  12,  2005

                        (DATE  OF  EARLIEST  EVENT  REPORTED)

                            NEW  MEDIUM  ENTERPRISES,  INC.
         -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION)

          NEVADA                                 11-3502174

       (ADDRESS,  INCLUDING  ZIP  CODE,  AND  TELEPHONE  NUMBER,  INCLUDING AREA
               CODE,  OF  REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)


                          DATE  OF  REPORT  September  12  2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):

                            MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                 London  W3  7QS
                            Tel:  011  44  208  746-2018
                            Fax:  011  44  208  749-8025



ITEM  5.02  ELECTION  OF  DIRECTORS;  APPOINTMENT  OF  PRINCIPAL  OFFICERS:

CHANGE  IN  DIRECTORS  OR  PRINCIPAL  OFFICERS

APPOINTMENT  OF  RAHUL  DIDDI,  CURRENT  DIRECTOR  AS  CHIEF  FINANCIAL  OFFICER

On September 12, 2005 Mr. Rahul Diddi, current Director of New Medium Enterprises, Inc. was appointed Chief Financial Officer. Mr. Diddi has been self employed as a Financial Advisor on Russian, Ukrainian, Kazakh and Indian capital markets since 1990. His specialty sectors include beer, tires, metals, energos (utilities) and second tier oil and telecom stocks as well as high yield local currency sovereign and corporate debt of emerging market countries such as Ukraine, Russia, Romania, Bulgaria and Serbia. Rahul maintains active relationships with several Russia-oriented Institutional funds and strategic investors in these sectors and has worked in New York with Russian Investment Banks such as Sovlink, CentreInvest, and US NASD brokerage house H. Rivkin & Company (1998-2004). Mr. Diddi worked as a consultant on a US AID funded project (1994-95) advising the Republic of Moldova in the mass privatization of large enterprises. He also worked on several projects funded by The World Bank (Restructuring of a large Electric lamp manufacturer in Moldova; 1996) and The Asian Development Bank (Development of the wool industry in Kazakhstan; 1997). Rahul served as a financial advisor to joint ventures established in the Former Soviet Union (such as GPX Construction Group of Pennsylvania). He worked as a financial advisor at the Austrian Bank Creditanstalt Bankverein in New York (1990-1992) and advised clients such as Sheraton ITT, Transammonia Corp. and others on hotel and infrastructure (port) financings in Russia and Ukraine. Mr. Diddi was a graduate fellow at Western Michigan University (1984-85), where he earned a Masters degree in Business Administration (MBA) in Finance (1985). He holds a M.S. with distinction (Mechanical Engineering) from The Russian Friendship University in Moscow, Russia (1983). Prior to that he attended Punjab University in India and was awarded a gold medal in mathematics. Rahul is fluent in Russian and served as the simultaneous interpreter for President Gorbachev at the Reagan-Gorbachev Summit in Washington DC (1987; C-SPAN TV).



SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Mahesh  Jayaranayan
CEO

September  19,  2005